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EXHIBIT 99.2

ASSURANCEAMERICA CORPORATION ANNOUNCES REGULATOR APPROVAL TO BEGIN OPERATIONS IN TEXAS

ATLANTA, GEORGIA --- August 18, 2005

Atlanta (Business Wire) ASSURANCEAMERICA CORPORATION (OTC BB: ASAM.OB), an Atlanta-based insurance enterprise with operation in Georgia, South Carolina, Florida, and Alabama, announced today its subsidiary, AssuranceAmerica Insurance Company, has received approval from the Texas Department of Insurance to commence insurance operations in that state.

In announcing approval of its carrier's entrance into Texas, Lawrence (Bud) Stumbaugh, President and CEO of AssuranceAmerica Corporation said, "We are better served to focus on the non-standard personal auto niche market rather than attempting to be a 'jack-of-all-trades'. However, spreading risk and expanding opportunity is wise in any business and we chose to geographically diversify our business. Approval from Texas is part of our stated goal of diversifying into multiple states. Texas is our biggest potential market. We will work to make it our best state by making sure the market share we develop there is both profitable and long term."

AssuranceAmerica focuses on the specialty automobile insurance marketplace, primarily in Florida, Georgia, Alabama and South Carolina. Its principal operating subsidiaries are TrustWay Insurance Agencies, which sells personal automobile insurance policies through its 32 retail agencies, AssuranceAmerica Managing General Agency, and AssuranceAmerica Insurance Company.

This press release includes statements that may constitute "forward-looking" statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, as discussed in the Company's filings with the U.S. Securities Exchange Commission (SEC).


Contact:
AssuranceAmerica Corporation
Atlanta, Georgia
Renee A. Pinczes
770-952-0200 Ext. 105
770-984-0173 - Fax
RPinczes@aainsco.com